CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2007 for the Government Reserves Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Diversified Stock Fund, Institutional Money Market Fund and Federal Money Market Fund and December 27, 2007 for the Value Fund, Stock Index Fund, Established Value Fund, Special Value Fund, Small Company Opportunity Fund, Focused Growth Fund, Balanced Fund, Investment Grade Convertible Fund, Core Bond Fund, Fund for Income, National Municipal Bond Fund and Ohio Municipal Bond Fund (collectively referred to as “The Victory Portfolios”), relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of The Victory Portfolios, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Columbus, Ohio
November 24, 2008